EXECUTION COPY

                                                                    Exhibit 1.01

                                 TERMS AGREEMENT

                                                              September 29, 2005

Citigroup Inc.
399 Park Avenue
New York, New York 10043

Attention: Treasurer

Ladies and Gentlemen:

     We understand that Citigroup Inc., a Delaware corporation (the "Company"), proposes to issue and sell C$ 500,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, Merrill Lynch Canada Inc., Citigroup Global Markets Inc., RBC Dominion Securities Inc. and TD Securities Inc., as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 99.076% of the principal amount thereof, plus accrued interest, if any from the date of issuance. The Closing Date shall be October 7, 2005, at 8:30 A.M. New York City Time. The closing shall take place at the Corporate Law offices of the Company located at 425 Park Avenue, New York, New York 10043.

     The Securities shall have the following terms:

Title: .......................   4.650% Fixed Rate /Floating Rate Subordinated
                                 Notes due 2022

Maturity: ....................   October 11, 2022

Redemption Dates: ............   October 11, 2017 and any Interest Payment Date
                                 thereafter

Interest Rate: ...............   From the Closing Date to but excluding the
                                 first Redemption Date: 4.650% per annum

                                 From the first Redemption Date to but excluding the Maturity date (unless otherwise redeemed):
                                 Three-month CDOR plus 1.40%

Interest Payment Dates: ......   From the Closing Date to and including the
                                 first Redemption Date: Semi-annually on every
                                 April 11 and October 11, commencing April 11,
                                 2006

                                 From January 11, 2018 to Maturity (unless otherwise redeemed): Quarterly on the 11th of


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

                                 January, April, July and October

Initial Price to Public: .....   99.526% of the principal amount thereof, plus
                                 accrued interest, if any, from October 7, 2005

Redemption Provisions: .......   The Securities are redeemable, in whole and not
                                 in part, by the Company on the first Redemption
                                 Date and on any Interest Payment Date
                                 thereafter, and at any time upon the occurrence
                                 of certain events involving United States
                                 taxation, as set forth in the Prospectus
                                 Supplement, dated September 29, 2005, to the
                                 Prospectus, dated September 2, 2004.

Record Date: .................   From the Closing Date to and including the
                                 first Redemption Date: The March 27 and
                                 September 26 preceding each Interest Payment
                                 Date

                                 From the first Redemption Date to Maturity
                                 (unless otherwise redeemed): The fifteenth day preceding each Interest Payment Date

Additional Terms:

     The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC") or its respective nominee, as described in the Prospectus Supplement relating to the Securities. Although the Securities will be held in DTC, the entire issuance will be credited to the account of The Canadian Depository for Securities Limited ("CDS") and only CDS will be able to hold a position through DTC. Investors must hold their positions in the Notes through CDS or Euroclear or Clearstream through their Canadian subcustodians at CDS. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by CDS and its respective participants. Owners of beneficial interests in the Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus Supplement. Principal and interest on the Securities shall be payable only in Canadian dollars. The relevant provisions of Article Eleven of the Indenture relating to defeasance shall apply to the Securities.

     All the provisions contained in the document entitled "Primerica Corporation -- Debt Securities -- Underwriting Agreement -- Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

     Basic Provisions varied with respect to this Terms Agreement:


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          (a) all references to Primerica Corporation shall refer to Citigroup
     Inc.;

          (b) in the second line of Section 2(a), delete "33-55542), including a prospectus" and insert in lieu thereof "333-117615), including a prospectus" and any reference in the Basic Provisions to the "Registration Statement" shall be deemed to be a reference to such registration statement on Form S-3;

          (c) in the fourth line of the third paragraph of Section 3, delete the phrase "certified or official bank check or checks in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

          (d) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global";

          (e) in the fourth line of the fifth paragraph of Section 3, delete the phrase "certified or official bank check in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

          (f) in the ninth line of Section 6(a), delete "such registration statement when it became effective, or in the Registration Statement" and insert in lieu thereof "the Registration Statement";

          (g) in the eighth line of Section 6(b), delete "in any part of such registration statement when it became effective, or in the Registration Statement" and insert in lieu thereof "the Registration Statement"; and

          (h) in the sixth line of Section 10, delete "65 East 55th Street, New York, New York 10022" and insert in lieu thereof "399 Park Avenue, New York, New York 10043"

     The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

     Each Underwriter further agrees and hereby represents that:

          (a) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of the notes in circumstances in which
     Section 21(1) of the FSMA does not apply to Citigroup;

          (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

          (c) it will not offer or sell any Securities directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

          (d) it is aware of the fact that no securities prospectus (Wertpapierprospekt) under the German Securities Prospectus Act (Wertpapierprospektgesetz, the "Prospectus Act") has been or will be published in respect of the Securities in the Federal Republic of Germany and


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

     that it will comply with the Prospectus Act and all other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of the Securities;

          (e) no Securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to qualified investors (investisseurs qualifies) and/or to a limited circle of investors (cercle restreint d'investisseurs) acting for their own account as defined in article L. 411-2 of the French Code Monetaire et Financier and applicable regulations thereunder; and that the direct or indirect resale to the public in France of any Securities acquired by any qualified investors (investisseurs qualifies) and/or any investors belonging to a limited circle of investors (cercle restreint d'investisseurs) may be made only as provided by articles L. 412-1 and L. 621-8 of the French Code Monetaire et Financier and applicable regulations thereunder; and that none of the Prospectus Supplement, the Prospectus or any other offering materials relating to the Securities has been released, issued or distributed to the public in France except to qualified investors (investisseurs qualifies) and/or to a limited circle of investors (cercle restreint d'investisseurs) mentioned above; and

          (f) it and each of its affiliates has not offered or sold, and it will not offer or sell, the Securities by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong), and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the Securities other than with respect to the Securities to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent; and

          (g) it has not offered or sold, and will not offer or sell, any Securities, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada and represents that any offer of Securities in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made; and that it has not and it will not distribute or deliver the Prospectus Supplement, the Prospectus, the Canadian offering memorandum relating to this offering (the "Canadian Offering Memorandum") or any other offering material relating to the Securities in Canada or to any resident of Canada in contravention of the securities law and regulations of the provinces and territories of Canada.

     In addition to the legal opinions required by Sections 5(c) and 5(d) of the Basic Provisions, the Underwriters shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. tax counsel to the Company, dated the Closing Date, to the effect that although the discussion set forth in the Prospectus Supplement under the heading "United States Federal Income Tax Considerations" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities to holders of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities to holders of the Securities.

     Michael S. Zuckert, Esq., General Counsel, Finance and Capital Markets of the Company, is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is special


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

U.S. tax counsel to the Company. Cleary Gottlieb Steen & Hamilton LLP is counsel to the Underwriters.

     Please accept this offer no later than 9:00 p.m. Eastern Time on September 29, 2005 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:


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

     "We hereby accept your offer, set forth in the Terms Agreement, dated September 29, 2005, to purchase the Securities on the terms set forth therein."

                                        Very truly yours,

                                        MERRILL LYNCH CANADA INC.,
                                        on behalf of the Underwriters named
                                        herein


                                        By: /s/ Susan Rimmer
                                            ------------------------------------
                                        Name: Susan Rimmer
                                        Title: Managing Director


ACCEPTED:

CITIGROUP INC.


By: /s/ Charles E. Wainhouse
    ---------------------------------
Name: Charles E. Wainhouse
Title: Assistant Treasurer


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

                                     ANNEX A

NAME OF UNDERWRITER             PRINCIPAL AMOUNT OF SECURITIES
-------------------             ------------------------------
Merrill Lynch Canada Inc.                C$387,500,000
Citigroup Global Markets Inc.               62,500,000
RBC Dominion Securities Inc.                25,000,000
TD Securities Inc.                          25,000,000
                                         -------------
                                         C$500,000,000
   TOTAL                                 =============


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